UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2016
(Date of earliest event reported)
Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⬜	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⬜	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⬜	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⬜	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 10, 2016, Yuma Energy, Inc., a California corporation (“Yuma California”), Yuma Energy, Inc., a Delaware corporation and wholly-owned subsidiary of Yuma California (the “Company”), Delaware Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”), and Davis Petroleum Acquisition Corp. (“Davis”) entered into an agreement and plan of merger and reorganization, as subsequently amended on September 2, 2016 (the “Merger Agreement”), providing for the merger of Yuma California with and into the Company (the “Reincorporation Merger”) and the merger of Merger Subsidiary with and into Davis (the “Merger”). The Reincorporation Merger and the Merger were consummated on October 26, 2016. In connection with the Reincorporation Merger, Yuma California converted each outstanding share of its 9.25% Series A Cumulative Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”) into 35 shares of its common stock, no par value per share (the “Yuma California Common Stock”), and then each share of Yuma California Common Stock was exchanged for one-twentieth of one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”). In connection with the Merger, the Company issued approximately 7,455,000 shares of Common Stock to former holders of common stock of Davis and approximately 1,754,000 shares of Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), of the Company, to former holders of Davis preferred stock. After the Reincorporation Merger and the Merger, the Company had approximately 12,201,000 shares of Common Stock issued and outstanding.

Item 2.01.
Completion of Acquisition or Disposition of Assets.

On October 26, 2016, Yuma California completed its previously announced Reincorporation Merger and Merger pursuant to the Merger Agreement.

Immediately prior to the consummation of the Reincorporation Merger, each share of Series A Preferred Stock was converted into 35 shares of Yuma California Common Stock, which included any accrued and unpaid dividends on the Series A Preferred Stock as of immediately prior to the consummation of the Reincorporation Merger. The conversion was approved by the shareholders of Yuma California.

As part of the consummation of the Reincorporation Merger, a 1-for-20 reverse stock split was effected, whereby (i) each share of Yuma California Common Stock was converted into one-twentieth of one share of Common Stock; (ii) each option to acquire Yuma California Common Stock granted pursuant to Yuma California 2006 Equity Incentive Plan (the “2006 Plan”) and outstanding immediately prior to the consummation of the Reincorporation Merger was automatically converted into the right to receive one-twentieth of one share of Common Stock for each share of Yuma California Common Stock subject to such option, on the same terms and conditions applicable to the option to purchase Common Stock, except that the exercise price of such option was multiplied by twenty; (iii) each outstanding share of restricted stock of Yuma California granted pursuant to the Yuma California 2011 Stock Option Plan (the “2011 Plan”) or Yuma California’s 2014 Long-Term Incentive Plan (the “2014 Plan”) was automatically converted into the right to receive one-twentieth of one share of Common Stock, on the same terms applicable to such restricted stock award; and (iv) each stock appreciation right granted pursuant to the 2014 Plan outstanding immediately prior to the consummation of the Reincorporation Merger, whether vested or unvested, exercisable or unexercisable, was automatically converted into the right to receive one-twentieth of one share of Common Stock for each share of Yuma California Common Stock subject to such stock appreciation right, on the same terms and conditions applicable to the stock appreciation right, except that the exercise price was multiplied by twenty.

The foregoing description of the Reincorporation Merger and the Merger, and the rights of holders of Series A Preferred Stock and Yuma California Common Stock under the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the First Amendment to the Merger Agreement dated September 2, 2016 (the “First Amendment”), a copy of which are included with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.1(a) and incorporated by reference herein.

Item 3.01.
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Reincorporation Merger and the Merger on October 26, 2016, the Company notified the NYSE MKT that the Reincorporation Merger and the Merger had been completed and requested that trading of the Series A Preferred Stock and the Yuma California Common Stock on NYSE MKT be suspended prior to the open of the market on October 27, 2016. In addition, an application on Form 25 was filed with the SEC to remove the Series A Preferred Stock and the Yuma California Common Stock from listing on NYSE MKT and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file a certification on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03.
Material Modification to Rights of Security Holders.

See Item 5.03 which is incorporated by reference in response to this Item.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Upon approval of the Yuma California shareholders on October 26, 2016, in connection with the consummation of the Reincorporation Merger, the Company filed an amendment (the “Amendment”) to its Certificate of Determination of the Series A Preferred Stock (the “Certificate of Determination”) with the California Secretary of State which was effective on October 26, 2016.

The Amendment is included with this Current Report on Form 8-K as Exhibit 3.1 and it is incorporated by reference herein.

Item 5.07.
Submission of Matters to a Vote of Security Holders

On October 26, 2016, Yuma California held a special meeting of shareholders (the “Special Meeting”). The proposals are described in detail in the Proxy Statement/Prospectus referred to in Item 5.03. The final results regarding each proposal are set forth below.

1.
The proposal to approve and adopt the Agreement and Plan of Merger and Reorganization dated as of February 10, 2016 and as amended on September 2, 2016, by and among Yuma California, two wholly owned subsidiaries of Yuma California, and Davis Petroleum Acquisition Corp., a Delaware corporation, referred to as Davis.

	FOR	AGAINST	ABSTAIN
Common Stock	48,841,573	1,500,820	1,287,114
Preferred Stock	443,753	13,511	3,840

2.
The proposal to approve the reincorporation of Yuma California from California to Delaware by means of a merger with and into a wholly-owned Delaware subsidiary, which will result in Yuma California being governed by the laws of the State of Delaware and implementing a reverse stock split at a ratio of not greater than 1-for-10 and not less than 1-for-20, with the exact ratio to be determined by the Yuma California board of directors in its sole and absolute discretion.

	FOR	AGAINST	ABSTAIN
Common Stock	48,280,543	2,061,850	1,287,114
Preferred Stock	443,728	13,536	3,840

3.
The proposals to approve six provisions in the amended and restated certificate of incorporation of the Company that will be in effect after completion of the reincorporation and that are not in its current restated articles of incorporation of Yuma California:

A.
the provision in the restated articles of incorporation of Yuma California that decreases the authorized shares of Yuma California common stock from 300,000,000 shares to 100,000,000 shares and increases the authorized shares of Yuma California preferred stock from 10,000,000 to 20,000,000;

	FOR	AGAINST	ABSTAIN
Common Stock	46,966,348	2,374,062	1,289,097
Preferred Stock	440,858	17,774	2,472

B.
the provision in the amended and restated certificate of incorporation of the Company that provides the Yuma board of directors with the authority to set the number of directors on the board pursuant to the bylaws of the Company;

	FOR	AGAINST	ABSTAIN
Common Stock	47,952,957	3,651,442	25,108
Preferred Stock	435,645	22,164	3,295

C.
the provision in the amended and restated certificate of incorporation of the Company that provides for the classification of the board of directors into three classes with staggered terms ;

	FOR	AGAINST	ABSTAIN
Common Stock	47,665,648	3,661,551	302,308
Preferred Stock	441,566	15,193	4,345

D.
the provision in the amended and restated certificate of incorporation of the Company that restricts the ability of stockholders to remove directors without cause;

	FOR	AGAINST	ABSTAIN
Common Stock	47,276,583	4,282,081	70,843
Preferred Stock	417,553	39,379	4,172

E.
the provision in the amended and restated certificate of incorporation concerning classification of directors which provides that, if at any time the former stockholders of Davis beneficially own less than 50% of the aggregate voting power of all outstanding shares of stock entitled to vote in the election of directors, at each annual meeting of stockholders following such date, each of the successor directors elected at such annual meeting shall serve for a one-year term; and
	FOR	AGAINST	ABSTAIN
Common Stock	48,549,973	2,795,771	283,763
Preferred Stock	434,485	19,993	6,626

F.
the provision in the amended and restated certificate of incorporation of the Company that requires certain actions and proceedings with respect to the Company be brought in the federal or state courts located within the state of Delaware;

	FOR	AGAINST	ABSTAIN
Common Stock	48,284,873	3,338,500	6,134
Preferred Stock	443,073	13,359	4,672

4.
The proposal to approve and adopt the amendments to the Yuma California certificate of determination to provide for the conversion of the Series A Preferred Stock into 35 shares of Yuma California Common Stock.

	FOR	AGAINST	ABSTAIN
Common Stock	48,612,435	3,012,694	4,377
Preferred Stock	420,668	37,990	2,445

5.
The proposal to approve and adopt an amendment to the Yuma Energy, Inc. 2014 Long-Term Incentive Plan to increase the number of shares available by 4.1 million and increase the award limits.

	FOR	AGAINST	ABSTAIN
Common Stock	46,456,441	4,932,342	240,724

Each proposal was approved by a majority of the issued and outstanding shares of Yuma California Common Stock and proposals 1, 2, 3 and 4 were approved by more than two-thirds (66⅔%) of the issued and outstanding shares of Series A Preferred Stock.

Item 8.01.
Other Events

On October 26, 2016, Yuma California issued press releases disclosing the Special Meeting voting results and announcing the closing of the Reincorporation Merger and the Merger with Davis. A copy of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 9.01.
Financial Statements and Exhibits

(c)
Exhibits.

The following exhibits are included with this Current Report on form 8-K:

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of February 10, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on February 16, 2016).

2.1(a)
First Amendment to the Agreement and Plan of Merger and Reorganization dated as of September 2, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 6, 2016).

3.1	Amendment to the Certificate of Determination dated October 26, 2016.

10.5(a)	First Amendment to the Employment Agreement dated October 26, 2016, between Yuma Energy, Inc. and Sam L. Banks.

10.8(a)	Amendment to the Yuma 2014 Long-Term Incentive Plan dated October 26, 2016.

99.1	Press release announcing completion of Reincorporation Merger dated October 26, 2016.

99.2	Press release announcing completion of the Merger with Davis dated October 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: November 1, 2016	By:	/s/ Sam L. Banks
Sam L. Banks
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of February 10, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on February 16, 2016).

2.1(a)
First Amendment to the Agreement and Plan of Merger and Reorganization dated as of September 2, 2016, by and among Yuma Energy, Inc., Yuma Delaware Merger Subsidiary, Inc., Yuma Merger Subsidiary, Inc. and Davis Petroleum Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Yuma Energy, Inc. (SEC File No.: 001-32989) with the SEC on September 6, 2016).

3.1	Amendment to the Certificate of Determination dated October 26, 2016.

10.5(a)	First Amendment to the Employment Agreement dated October 26, 2016, between Yuma Energy, Inc. and Sam L. Banks.

10.8(a)	Amendment to the Yuma 2014 Long-Term Incentive Plan dated October 26, 2016.

99.1	Press release announcing completion of Reincorporation Merger dated October 26, 2016.

99.2	Press release announcing completion of the Merger with Davis dated October 26, 2016.